Exhibit 99.1
IBM RELEASES THIRD-QUARTER RESULTS
Exceeded expectations with accelerated revenue growth led by Software and Infrastructure; Raises outlook for full-year free cash flow
ARMONK, N.Y., October 21, 2026 . . . IBM (NYSE: IBM) today announced third-quarter 2026 earnings results.
“Disciplined execution throughout the quarter drove accelerated revenue growth and strong free cash flow. Our clients are now deploying Super Intelligence in ways that transform entire operating models, instead of simply addressing narrow or novel problems. IBM's technology and expertise are helping organizations drive growth and serve customers with greater speed, precision and efficiency than ever before," said Arvind Krishna, IBM chairman, president and chief executive officer. "For the full year, we continue to expect constant currency revenue growth in the range of four-to-five percent, and we now expect free cash flow to increase by more than $1 billion year-over-year.”
Third-Quarter Highlights
•Revenue
–Revenue of $17.1 billion, up 5 percent, up 6 percent at constant currency
–Software revenue up 8 percent, up 9 percent at constant currency
–Consulting revenue flat, up 2 percent at constant currency
–Infrastructure revenue up 4 percent, up 5 percent at constant currency
•Profit
–Gross Profit Margin: GAAP: 56.8 percent, down 50 basis points; Operating (Non-GAAP): 58.5 percent, down 20 basis points
–Pre-Tax Income Margin: GAAP: 14.6 percent, down 30 basis points; Operating (Non-GAAP): 19.3 percent, up 70 basis points
•Cash Flow
–Year to date, net cash from operating activities of $11.8 billion; free cash flow of $7.8 billion

	THIRD-QUARTER 2026 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$17.1B		$9.7B	56.8%		$2.5B	14.6%		$2.2B	$2.31
Year/Year	5	% (1)	4%	(0.5)	Pts	3%	(0.3)	Pts	26%	26%
Operating (Non-GAAP)			$10.0B	58.5%		$3.3B	19.3%		$2.8B	$2.95
Year/Year			4%	(0.2)	Pts	9%	0.7	Pts	12%	11%
(1) 6% at constant currency.

“Demand across our portfolio combined with strong operational execution led to accelerated growth and solid operating pre-tax margin expansion in the quarter," said James Kavanaugh, IBM senior vice president and chief financial officer. "Just as we are helping clients extract value from their operations with Super Intelligence, we are driving tangible returns through our productivity initiatives inside IBM. This approach fuels profit and free cash flow growth and enables us to continue to invest in our business while returning value to shareholders through our dividend.”

Segment Results for Third Quarter
•Software — revenues of $7.8 billion, up 8 percent, up 9 percent at constant currency
–Hybrid Cloud (Red Hat) up 11 percent
–Automation down 3 percent
–Data up 19 percent, up 20 percent at constant currency
–Transaction Processing up 9 percent, up 10 percent at constant currency

•Consulting — revenues of $5.3 billion, flat, up 2 percent at constant currency
–Strategy and Technology up 2 percent, up 4 percent at constant currency
–Intelligent Operations down 2 percent, flat at constant currency

•Infrastructure — revenues of $3.7 billion, up 4 percent, up 5 percent at constant currency
–Hybrid Infrastructure up 8 percent, up 9 percent at constant currency
•IBM Z down 20 percent, down 19 percent at constant currency
•Distributed Infrastructure up 31 percent, up 32 percent at constant currency
–Infrastructure Support down 3 percent, down 2 percent at constant currency

•Financing — revenues of $0.2 billion, down 4 percent, down 3 percent at constant currency
Cash Flow and Balance Sheet
In the third quarter, the company generated net cash from operating activities of $4.0 billion, up $0.9 billion year to year. IBM’s free cash flow was $3.0 billion, up $0.7 billion year to year. The company returned $1.6 billion to shareholders in dividends in the third quarter.
For the first nine months of the year, the company generated net cash from operating activities of $11.8 billion, up $2.6 billion year to year. IBM's free cash flow was $7.8 billion, up $0.6 billion year to year.
IBM ended the third quarter with $11.1 billion of cash, restricted cash and marketable securities, down $3.4 billion from year-end 2025. The company invested $11.4 billion in acquisitions this year. Debt, including IBM Financing debt of $12.7 billion, totaled $63.8 billion, up $2.6 billion year to date.
Full-Year 2026 Expectations
•Revenue: The company continues to expect full-year constant currency revenue growth in the range of four-to-five percent. At current foreign exchange rates, currency is expected to be neutral to growth for the year
•Free cash flow: The company now expects full-year free cash flow to increase by more than $1 billion year-over-year
Dividend Declaration
The IBM board of directors approved a regular quarterly cash dividend of $1.69 per common share, to stockholders of record on November 10, 2026. With payment of the December 10, 2026 dividend, IBM will have paid consecutive quarterly dividends every year since 1916.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and divestitures, including integration challenges, failure to achieve objectives, the assumption or retention of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product and service quality issues; the development and use of AI, including the company's increased AI solutions and use of AI technologies; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data protection considerations; adverse effects related to climate change and other environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.
Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Press Release
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA;
•adjusted EBITDA margin.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.
Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-3q26. Presentation charts will be available shortly before the Webcast.
Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

Erin McElwee, 347-920-6825
erin.mcelwee@ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; $ in millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE BY SEGMENT
Software	$7,804	$7,209	$22,617	$20,932
Consulting	5,335	5,324	15,934	15,706
Infrastructure	3,707	3,559	10,868	10,586
Financing	192	200	598	557
Other	66	38	165	68
TOTAL REVENUE	17,103	16,331	50,182	47,849

GROSS PROFIT	9,714	9,360	28,571	27,369

GROSS PROFIT MARGIN
Software	82.5%	83.1%	82.6%	83.5%
Consulting	27.4%	29.3%	27.9%	28.0%
Infrastructure	56.7%	57.2%	57.4%	57.7%
Financing	40.7%	45.6%	42.2%	45.7%

TOTAL GROSS PROFIT MARGIN	56.8%	57.3%	56.9%	57.2%

EXPENSE AND OTHER INCOME
SG&A	4,620	4,748	14,691	14,661
R&D	2,378	2,082	6,863	6,129
Intellectual property and custom development income	(164)	(219)	(501)	(687)
Other (income) and expense	(109)	(173)	(296)	(376)
Interest expense	491	492	1,451	1,457
TOTAL EXPENSE AND OTHER INCOME	7,217	6,931	22,208	21,184

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,497	2,430	6,363	6,185
Pre-tax income margin	14.6%	14.9%	12.7%	12.9%
Provision for/(benefit from) income taxes	298	686	782	1,193
Effective tax rate	11.9%	28.2%	12.3%	19.3%

INCOME FROM CONTINUING OPERATIONS	$2,199	$1,744	$5,581	$4,992

DISCONTINUED OPERATIONS
Income from discontinued operations, net of taxes	(10)	0	(10)	1

NET INCOME	$2,190	$1,744	$5,571	$4,993

EARNINGS PER SHARE OF COMMON STOCK
Assuming dilution
Continuing operations	$2.31	$1.84	$5.86	$5.27
Discontinued operations	$(0.01)	$0.00	$(0.01)	$0.00
TOTAL	$2.30	$1.84	$5.85	$5.27

Basic
Continuing operations	$2.33	$1.87	$5.93	$5.36
Discontinued operations	$(0.01)	$0.00	$(0.01)	$0.00
TOTAL	$2.32	$1.87	$5.92	$5.36

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming dilution	953.5	948.9	953.0	947.4
Basic	944.4	933.9	941.4	930.9

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

($ in millions)	At September 30, 2026	At December 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$9,233	$13,587
Restricted cash	48	54
Marketable securities	1,825	830
Notes and accounts receivable - trade, net	5,794	8,112
Short-term financing receivables
Held for investment, net	5,638	7,344
Held for sale	774	1,131
Other accounts receivable, net	1,673	1,052
Inventories	1,945	1,220
Deferred costs	1,177	1,084
Prepaid expenses and other current assets	3,083	2,530
Total current assets	31,192	36,944

Property, plant and equipment, net	6,043	5,899
Operating right-of-use assets, net	3,114	3,129
Long-term financing receivables, net	6,844	7,708
Prepaid pension assets	7,715	7,544
Deferred costs	808	825
Deferred taxes	8,827	8,610
Goodwill	74,916	67,717
Intangibles, net	13,603	11,391
Investments and sundry assets	1,950	2,112
Total assets	$155,011	$151,880

LIABILITIES:
Current Liabilities:
Taxes	$1,867	$2,347
Short-term debt	7,013	6,424
Accounts payable	4,491	4,756
Compensation and benefits	3,668	4,114
Deferred income	15,164	16,101
Operating lease liabilities	749	800
Other liabilities	3,534	4,116
Total current liabilities	36,485	38,658

Long-term debt	56,804	54,836
Retirement-related obligations	8,452	9,018
Deferred income	4,318	4,271
Operating lease liabilities	2,574	2,547
Other liabilities	10,172	9,810
Total liabilities	118,805	119,139

EQUITY:
IBM stockholders’ equity:
Common stock	65,137	63,318
Retained earnings	156,576	155,648
Treasury stock - at cost	(171,191)	(170,605)
Accumulated other comprehensive income/(loss)	(14,985)	(15,713)
Total IBM stockholders’ equity	35,537	32,648

Noncontrolling interests	669	93
Total equity	36,206	32,740

Total liabilities and equity	$155,011	$151,880

INTERNATIONAL BUSINESS MACHINES CORPORATION
STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025 (1)	2026	2025 (1)
Cash flows from operating activities:
Net income	$2,190	$1,744	$5,571	$4,993
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation (2)	550	583	1,638	1,698
Amortization of capitalized software and acquired intangible assets	828	699	2,363	2,027
Stock-based compensation	535	444	1,539	1,285
Net (gain)/loss on divestitures, asset sales and other	(47)	(6)	(124)	(46)
Changes in operating assets and liabilities, net of acquisitions/divestitures	(31)	(383)	804	(804)
Net cash provided by operating activities	4,025	3,081	11,791	9,153

Cash flows from investing activities:
Payments for property, plant and equipment	(332)	(255)	(793)	(709)
Proceeds from disposition of property, plant and equipment/other	29	7	60	118
Investment in software	(154)	(162)	(467)	(476)
Purchases of marketable securities and other investments	(1,898)	(1,169)	(4,769)	(8,910)
Proceeds from disposition of marketable securities and other investments	640	1,199	3,763	6,162
Acquisition of businesses, net of cash acquired	(884)	(58)	(11,364)	(7,903)
Divestiture of businesses, net of cash transferred	28	-	30	(1)
Net cash provided by/(used in) investing activities	(2,570)	(437)	(13,539)	(11,719)

Cash flows from financing activities:
Proceeds from new debt	1,978	6	9,415	8,391
Payments to settle debt	(120)	(1,114)	(7,261)	(3,679)
Short-term borrowings/(repayments) less than 90 days - net	2	0	3	(29)
Common stock repurchases for tax withholdings	(352)	(414)	(817)	(851)
Proceeds from issuance of shares	143	134	562	535
Noncontrolling interest transactions (3)	575	-	557	(15)
Financing - other (3)	(24)	(54)	(98)	(93)
Cash dividends paid	(1,596)	(1,569)	(4,762)	(4,681)
Net cash provided by/(used in) financing activities	607	(3,012)	(2,402)	(423)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(59)	(209)	429
Net change in cash, cash equivalents and restricted cash	2,064	(426)	(4,359)	(2,561)

Cash, cash equivalents and restricted cash at the beginning of the period	7,217	12,026	13,640	14,160
Cash, cash equivalents and restricted cash at the end of the period	$9,282	$11,600	$9,282	$11,600

(1) Reclassified to align with the Consolidated Statement of Cash Flows presentation.
(2) Includes operating lease right-of-use assets amortization.
(3) Prior-year amounts have been reclassified to conform to the change in 2026 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in billions)	2026	2025	Yr/Yr	2026	2025	Yr/Yr
Net income as reported (GAAP)	$2.2	$1.7	$0.4	$5.6	$5.0	$0.6
Less: income from discontinued operations, net of tax	0.0	0.0	0.0	0.0	0.0	0.0
Income from continuing operations	2.2	1.7	0.5	5.6	5.0	0.6
Provision for/(benefit from) income taxes from continuing ops.	0.3	0.7	(0.4)	0.8	1.2	(0.4)
Pre-tax income from continuing operations (GAAP)	2.5	2.4	0.1	6.4	6.2	0.2
Non-operating adjustments (before tax)
Acquisition-related charges (1)	0.7	0.6	0.1	2.1	1.7	0.3
Non-operating retirement-related costs/(income)	0.1	0.0	0.1	0.3	0.1	0.2

Operating (non-GAAP) pre-tax income from continuing ops.	3.3	3.0	0.3	8.7	8.0	0.7

Net interest expense	0.4	0.3	0.1	1.1	0.9	0.2
Depreciation/amortization of non-acquired intangible assets	0.7	0.7	0.0	2.1	2.1	0.0
Stock-based compensation	0.5	0.4	0.1	1.5	1.3	0.3
Workforce rebalancing charges	0.0	0.0	0.0	0.4	0.4	0.0
Corporate (gains) and charges (2)	0.0	0.0	0.0	(0.2)	0.0	(0.2)

Adjusted EBITDA	$4.9	$4.6	$0.3	$13.7	$12.7	$1.0

Revenue	$17.1	$16.3	5%	$50.2	$47.8	5%
GAAP net income margin	12.8%	10.7%	2.1pts	11.1%	10.4%	0.7pts
Adjusted EBITDA margin	28.7%	28.0%	0.6pts	27.2%	26.5%	0.8pts

(1) Primarily consists of amortization of acquired intangible assets.
(2) Primarily consists of unique corporate actions such as gains on divestitures and asset sales.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended September 30, 2026

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,804	$5,335	$3,707	$192
Segment profit	$2,734	$653	$715	$108
Segment profit margin	35.0%	12.2%	19.3%	56.1%
Change YTY revenue	8.2%	0.2%	4.2%	(3.9)%
Change YTY revenue - constant currency	8.7%	1.8%	4.9%	(3.3)%

	Three Months Ended September 30, 2025

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,209	$5,324	$3,559	$200
Segment profit	$2,374	$686	$644	$123
Segment profit margin	32.9%	12.9%	18.1%	61.6%

	Nine Months Ended September 30, 2026

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$22,617	$15,934	$10,868	$598
Segment Profit	$7,335	$1,858	$2,074	$334
Segment Profit Margin	32.4%	11.7%	19.1%	55.9%
Change YTY Revenue	8.1%	1.5%	2.7%	7.3%
Change YTY Revenue - Constant Currency	7.0%	1.2%	1.9%	5.7%

	Nine Months Ended September 30, 2025

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$20,932	$15,706	$10,586	$557
Segment Profit	$6,517	$1,807	$1,857	$371
Segment Profit Margin	31.1%	11.5%	17.5%	66.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; $ in millions except per share amounts)

	Three Months Ended September 30, 2026
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross profit	$9,714	$289		$—		$—		$10,004
Gross profit margin	56.8%	1.7	pts	—	pts	—	pts	58.5%
SG&A	$4,620	$(428)		$—		$—		$4,193
Other (income) & expense	(109)	0		(91)		—		(200)
Total expense & other (income)	7,217	(418)		(91)		—		6,708
Pre-tax income from continuing operations	2,497	707		91		—		3,295
Pre-tax margin from continuing operations	14.6%	4.1	pts	0.5	pts	—	pts	19.3%
Provision for/(benefit from) income taxes (3)	$298	$166		$20		—		$483
Effective tax rate	11.9%	2.5	pts	0.3	pts	—	pts	14.7%
Income from continuing operations	$2,199	$542		$71		$—		$2,812
Income margin from continuing operations	12.9%	3.2	pts	0.4	pts	—	pts	16.4%
Diluted earnings per share: continuing operations	$2.31	$0.57		$0.07		$—		$2.95

	Three Months Ended September 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross profit	$9,360	$231		$—		$—		$9,591
Gross profit margin	57.3%	1.4	pts	—	pts	—	pts	58.7%
SG&A	$4,748	$(354)		$—		$—		$4,394
Other (income) & expense	(173)	(6)		(13)		—		(191)
Total expense & other (income)	6,931	(359)		(13)		—		6,559
Pre-tax income from continuing operations	2,430	590		13		—		3,033
Pre-tax margin from continuing operations	14.9%	3.6	pts	0.1	pts	—	pts	18.6%
Provision for/(benefit from) income taxes (3)	$686	$136		$3		$(309)		$516
Effective tax rate	28.2%	(1.0)	pts	0.0	pts	(10.2)	pts	17.0%
Income from continuing operations	$1,744	$454		$10		$309		$2,517
Income margin from continuing operations	10.7%	2.8	pts	0.1	pts	1.9	pts	15.4%
Diluted earnings per share: continuing operations	$1.84	$0.48		$0.01		$0.33		$2.65

(1)Includes amortization of acquired intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration, and pre-closing charges, such as financing costs.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; $ in millions except per share amounts)

	Nine Months Ended September 30, 2026
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$28,571	$813		$—		$—		$29,384
Gross Profit Margin	56.9%	1.6	pts	—	pts	—	pts	58.6%
SG&A	$14,691	$(1,257)		$—		$—		$13,435
Other (Income) & Expense	(296)	1		(283)		—		(578)
Total Expense & Other (Income)	22,208	(1,256)		(283)		—		20,669
Pre-tax Income from Continuing Operations	6,363	2,069		283		—		8,715
Pre-tax Margin from Continuing Operations	12.7%	4.1	pts	0.6	pts	—	pts	17.4%
Provision for/(Benefit from) Income Taxes (3)	$782	$470		$43		$(6)		$1,290
Effective Tax Rate	12.3%	2.5	pts	0.1	pts	(0.1)	pts	14.8%
Income from Continuing Operations	$5,581	$1,598		$240		$6		$7,425
Income Margin from Continuing Operations	11.1%	3.2	pts	0.5	pts	0.0	pts	14.8%
Diluted Earnings Per Share: Continuing Operations	$5.86	$1.68		$0.25		$0.01		$7.79

	Nine Months Ended September 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$27,369	$657		$—		$—		$28,025
Gross Profit Margin	57.2%	1.4	pts	—	pts	—	pts	58.6%
SG&A	$14,661	$(1,055)		$—		$—		$13,606
Other (Income) & Expense	(376)	(7)		(61)		—		(444)
Total Expense & Other (Income)	21,184	(1,066)		(61)		—		20,058
Pre-tax Income from Continuing Operations	6,185	1,723		61		—		7,968
Pre-tax Margin from Continuing Operations	12.9%	3.6	pts	0.1	pts	—	pts	16.7%
Provision for/(Benefit from) Income Taxes (3)	$1,193	$396		$0		$(307)		$1,282
Effective Tax Rate	19.3%	0.8	pts	(0.2)	pts	(3.9)	pts	16.1%
Income from Continuing Operations	$4,992	$1,326		$61		$307		$6,686
Income Margin from Continuing Operations	10.4%	2.8	pts	0.1	pts	0.6	pts	14.0%
Diluted Earnings Per Share: Continuing Operations	$5.27	$1.40		$0.06		$0.32		$7.06

(1)Includes amortization of acquired intangible assets, and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration, and pre-closing charges, such as financing costs.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Net cash provided by operating activities per GAAP	$4,025	$3,081	$11,791	$9,153

Less: change in IBM Financing receivables	541	298	2,805	905

Net cash from operating activities excl. IBM Financing receivables	3,484	2,783	8,986	8,248

Capital expenditures, net	(457)	(410)	(1,200)	(1,067)

Free cash flow	$3,027	$2,373	$7,787	$7,181

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in billions)	2026	2025	2026	2025
Net cash provided by operating activities	$4.0	$3.1	$11.8	$9.2

Add:
Net interest expense	0.4	0.3	1.1	0.9
Provision for/(benefit from) income taxes from continuing operations	0.3	0.7	0.8	1.2

Less change in:
Financing receivables	0.5	0.3	2.8	0.9
Net (gain)/loss on divestitures, assets sales and other (1)	0.0	0.0	(0.1)	0.0
Other assets and liabilities/other, net (1,2)	(0.7)	(0.8)	(2.6)	(2.2)

Adjusted EBITDA	$4.9	$4.6	$13.7	$12.7

Revenue	$17.1	$16.3	$50.2	$47.8
Net cash provided by operating activities margin	23.5%	18.9%	23.5%	19.1%
Adjusted EBITDA margin	28.7%	28.0%	27.2%	26.5%

(1)Reclassified to align with the presentation of similar line items in the Statement of Cash Flows.
(2)Mainly consists of Changes in operating assets and liabilities, net of acquisitions/divestitures in the Statement of Cash Flows chart, workforce rebalancing charges, non-operating impacts, and corporate (gains) and charges, less the change in Financing receivables.